EXHIBIT 10.O

SEVERANCE AGREEMENT

On December 30, 2015 the Registrant and its Senior Vice President of Operations and Finance (“the Executive”) agreed to a new Severance Agreement which replaced the Severance Agreement dated February 25, 1999 between the Registrant and the Executive. The new Severance Agreement provides that, if terminated by the Company without cause or within three months of a change in corporate control of the Registrant, severance of nine month’s salary, continued company-sponsored health insurance for six months from the date of termination and certain non-compete and other restrictive provisions.